Exhibit No. (23)a



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-30425, 33-49050, 33-58402, 33-64689, 33-02607 and 33-17367) and on Form
S-3 (Nos. 33-52343 and 33-54177) of our reports dated January 27, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
March 20, 1997